As filed with the Securities and Exchange Commission on February 16, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIBERTY BROADBAND CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	47-1211994 (I.R.S. Employer Identification Number)
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Renee L. Wilm
Chief Legal Officer & Chief Administrative Officer
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
C. Brophy Christensen
O’Melveny & Myers LLP
Two Embarcadero Center, 28th Floor
San Francisco, CA 94111
(415) 984-8700
Approximate date of commencement of proposed sale to the public:
as soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
LIBERTY BROADBAND CORPORATION
5,380 Shares of Series C Common Stock
Issuable Upon Exercise of Awards
under the GCI Liberty, Inc. Transitional Stock Adjustment Plan
This prospectus relates to 5,380 shares of Series C common stock, par value $0.01 per share (“Series C Common Stock”), of Liberty Broadband Corporation, a Delaware corporation (“Liberty Broadband,” “we,” or “us”), issuable upon the exercise of certain stock options that were granted under the GCI Liberty, Inc. Transitional Stock Adjustment Plan (the “TSAP”) to Eligible Former Qurate Retail Directors (as defined below) of GCI Liberty, Inc. (now known as Grizzly Merger Sub 1, LLC as successor by merger, “GCI Liberty”) in connection with the Combination (as defined below). Stock options to acquire GCI Liberty Series A common stock, par value $0.01 per share (“GLIBA stock”), were previously granted to the Eligible Former Qurate Retail Directors (the “split-off options”) in connection with the transactions pursuant to which Qurate Retail, Inc. (“Qurate Retail”) acquired a controlling equity interest in GCI Liberty’s predecessor, which controlling equity interest in GCI Liberty’s predecessor was then split-off. Subsequently, in connection with Liberty Broadband’s acquisition of GCI Liberty (the “Combination”), the split-off options were exchanged for new stock options to acquire shares of Liberty Broadband Series C Common Stock granted under the TSAP (the “substituted options”). “Eligible Former Qurate Retail Directors” refer to individuals who were directors of Qurate Retail as of 6:01 p.m., Eastern Standard Time, on December 18, 2020 (the “Effective Time”) who had previously received the split-off options in connection with the transactions pursuant to which Qurate Retail acquired a controlling equity interest in GCI Liberty’s predecessor, which controlling equity interest in GCI Liberty’s predecessor was then split-off.
Before investing, you should carefully read this prospectus and any related prospectus supplement or free writing prospectus. Prospectus supplements or free writing prospectuses may also add, update, or change information contained in this prospectus.
Investing in our Series C Common Stock involves risks. See “Risk Factors” beginning on page 5 of this prospectus.
Our Series C Common Stock is listed on the Nasdaq Global Select Market under the symbol “LBRDK.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated February 16, 2024.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Using this process, we may offer and sell the securities described in this prospectus in one or more offerings from time to time.
You should rely only on the information we have provided or incorporated by reference in this prospectus and any prospectus supplement or related free writing prospectus. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus that we authorize. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give or make to you. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover page and that any information previously filed with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference is accurate only as of the date such document is incorporated by reference. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than shares of our Series C Common Stock. This prospectus is not an offer to sell or a solicitation of an offer to buy shares of our Series C Common Stock in any circumstances in which the offer or solicitation is unlawful. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should read both this prospectus and any prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, any supplements to this prospectus and other documents that are and will be incorporated into this prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding business, product and marketing strategies; new service and product offerings; revenue growth; future expenses; anticipated changes to regulations; the recognition of deferred revenue; the recoverability of our goodwill and other long-lived assets; competition; the performance, results of operations and cash flows of our equity affiliate, Charter Communications, Inc. (“Charter”); the expansion of Charter’s network; projected sources and uses of cash; renewal of licenses; the effects of regulatory developments; the Rural Health Care Program; indebtedness and the anticipated impact of certain contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:
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our, GCI Holdings, LLC (“GCI Holdings”), GCI, LLC and Charter’s ability to obtain cash in sufficient amounts to service financial obligations and meet other commitments;

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our ability to use net operating loss carryforwards and disallowed business interest carryforwards;

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our, GCI Holdings, GCI, LLC and Charter’s ability to obtain additional financing, or refinance existing indebtedness, on acceptable terms;

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the impact of our, GCI, LLC and Charter’s significant indebtedness and the ability to comply with any covenants in our and their respective debt instruments;

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general business conditions, unemployment levels, the level of activity in the housing sector, economic uncertainty or downturn and inflationary pressures on input costs and labor;

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competition faced by GCI Holdings and Charter;

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the ability of GCI Holdings and Charter to acquire and retain subscribers;

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the impact of governmental legislation and regulation including, without limitation, regulations of the Federal Communications Commission, on GCI Holdings and Charter, their ability to comply with regulations, and adverse outcomes from regulatory proceedings;

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changes in the amount of data used on the networks of GCI Holdings and Charter;

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the ability of third-party providers to supply equipment, services, software or licenses;

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the ability of GCI Holdings and Charter to respond to new technology and meet customer demands for new products and services;

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changes in customer demand for the products and services of GCI Holdings and Charter and their ability to adapt to changes in demand;

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the ability of GCI Holdings and Charter to license or enforce intellectual property rights;

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natural or man-made disasters, terrorist attacks, armed conflicts, pandemics, cyberattacks, network disruptions, service interruptions and system failures and the impact of related uninsured liabilities;

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the ability to hire and retain key personnel;

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the ability to procure necessary services and equipment from GCI Holdings’ and Charter’s vendors in a timely manner and at reasonable costs including in connection with Charter’s network evolution and rural construction initiatives;

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risks related to the Investment Company Act of 1940;

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the outcome of any pending or threatened litigation; and

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changes to general economic conditions, including economic conditions in Alaska, and their impact on potential customers, vendors and third parties.

For additional risk factors, please see the factors described in “Risk Factors” as well as those described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference. Forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by applicable federal securities laws.

BACKGROUND OF THIS OFFERING
On December 18, 2020, Liberty Broadband completed the Combination with GCI Liberty, which was effected by (i) a merger of Grizzly Merger Sub 2, Inc. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Grizzly Merger Sub 1, LLC (“Merger LLC”), with and into GCI Liberty (the “Merger”) with GCI Liberty surviving as an indirect wholly owned subsidiary of Liberty Broadband and (ii) the merger of GCI Liberty (as the surviving corporation in the Merger) with and into Merger LLC (the “Upstream Merger”), with Merger LLC surviving the Upstream Merger as a wholly owned subsidiary of Liberty Broadband.
Pursuant to the Agreement and Plan of Merger, dated as August 6, 2020, by and among Liberty Broadband, GCI Liberty, Merger LLC and Merger Sub, as amended (the “Merger Agreement”), at the Effective Time all outstanding stock options to purchase shares of GLIBA stock and GCI Liberty Series B common stock, par value $0.01 per share, were converted into options, with the same terms and conditions (including, except in the case of any non-employee director of GCI Liberty, vesting terms) as applied to such GCI Liberty stock options immediately prior to the Effective Time, to purchase the number of shares of Series C Common Stock and Liberty Broadband Series B common stock, par value $0.01 per share, (rounded down to the nearest whole share), respectively, determined by multiplying the number of shares of GCI Liberty common stock subject to the GCI Liberty stock option by 0.580, at an exercise price determined by dividing the per-share exercise price of the GCI Liberty stock option by 0.580 and rounding the result up to the nearest whole cent.
This prospectus provides you with a general description of the shares of Series C Common Stock issuable upon the exercise of the substituted options that were granted under the TSAP to the Eligible Former Qurate Retail Directors pursuant to the terms and conditions set forth in the Merger Agreement.
DESCRIPTION OF THE COMPANY
Overview
Liberty Broadband is primarily comprised of GCI Holdings, a wholly owned subsidiary, and an equity method investment in Charter.
During May 2014, the board of directors of Liberty Media Corporation and its subsidiaries authorized management to pursue a plan to spin-off to its stockholders common stock of a wholly-owned subsidiary, Liberty Broadband, and to distribute subscription rights to acquire shares of Liberty Broadband’s common stock. Liberty Broadband was formed in 2014 as a Delaware corporation.
On December 18, 2020, GCI Liberty, the parent company of GCI Holdings, was acquired by Liberty Broadband.
GCI Holdings, LLC
GCI Holdings, a wholly owned subsidiary of the Company, provides a full range of data, wireless, video, voice, and managed services to residential customers, businesses, governmental entities, and educational and medical institutions primarily in Alaska under the GCI brand. Due to the unique nature of the markets it serves, including harsh winter weather and remote geographies, its customers rely extensively on its systems to meet their communication and entertainment needs.
Charter Communications, Inc.
Charter is a leading broadband connectivity company and cable operator serving more than 32 million customers in 41 states through its Spectrum brand. Over an advanced communications network, Charter offers a full range of state-of-the-art residential and business services including Spectrum Internet®, TV, Mobile and Voice. For small and medium-sized companies, Spectrum Business® delivers the same suite of broadband products and services coupled with special features and applications to enhance productivity, while for larger businesses and government entities, Spectrum Enterprise® provides highly customized, fiber-based solutions. Spectrum Reach® delivers tailored advertising and production for the modern media landscape. Charter also distributes award-winning news coverage and sports programming to its customers through Spectrum Networks.
The principal offices of Liberty Broadband are located at 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5700.
Liberty Broadband also maintains an Internet site at www.libertybroadband.com. Liberty Broadband’s website and the information contained therein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities.
We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. In addition, our SEC filings and other information about us may also be obtained from our website at www.libertybroadband.com, although information on our website is not incorporated by reference into and does not constitute a part of this prospectus.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus and is deemed to be part of this prospectus, except for any information superseded by this prospectus or any other document incorporated by reference into this prospectus. The following documents, previously filed with the SEC by the Registrant pursuant to the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) are incorporated by reference herein:
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Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 16, 2024; and

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Description of our capital stock set forth in Exhibit 4.8 of our Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021 (File No. 001-36713) and any amendment or report filed with the SEC for the purposes of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the document enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Registrant’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.
Any statement contained in this Registration Statement, in an amendment hereto or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration

Statement or in any subsequently Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Documents incorporated by reference into this prospectus are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference into this prospectus by writing to us at the following address or by calling us at the telephone number listed below:
Liberty Broadband Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Attention: Investor Relations
(720) 875-5700
https://ir.libertybroadband.com/contact-us
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus, any accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you and take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.
RISK FACTORS
An investment in the Series C Common Stock involves risk. Before investing in Series C Common Stock, you should carefully consider the risk factors described in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated by reference into this prospectus, and subsequent periodic filings we may make containing updated disclosures of such factors, together with all the other information included in this prospectus and in the documents we have incorporated by reference. The occurrence of any of the events described as possible risks in the documents incorporated by reference could have a material adverse effect on the value of our common stock, including the Series C Common Stock. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. See “Where to Find More Information.”
USE OF PROCEEDS
The proceeds from the sales of shares of Series C Common Stock pursuant to the exercise of any substituted options held by the Eligible Former Qurate Retail Directors under the TSAP, if any, would be used for general corporate purposes. However, we will not receive any proceeds if such substituted options are exercised on a cashless basis. Liberty Broadband has no basis for estimating the number of shares of Series C Common Stock that will ultimately be sold pursuant to the exercise of any substituted options.
PLAN OF DISTRIBUTION
We are registering 5,380 shares of Series C Common Stock with respect to the substituted options that were granted to the Eligible Former Qurate Retail Directors under the TSAP in connection with the Combination. The shares of Series C Common Stock offered by this prospectus are listed on the Nasdaq Global Select Market under the symbol “LBRDK.” We will pay all of the costs of this offering, other than any exercise price of any substituted options. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance. For a description of the TSAP, see “Appendix A — TSAP Notice.”

The decision to exercise the options to purchase shares of our Series C Common Stock or to otherwise receive shares of our Series C Common Stock on the vesting of any substituted options must be made pursuant to each investor’s evaluation of his or her best interests. Our board of directors does not make any recommendation to prospective investors.
LEGAL MATTERS
Certain legal matters with respect to the validity of the securities that may be sold pursuant to this prospectus has been passed upon for us by O’Melveny & Myers LLP.
EXPERTS
The consolidated financial statements of Liberty Broadband and subsidiaries, appearing in Liberty Broadband’s Annual Report on Form 10-K, as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Charter and subsidiaries, incorporated by reference in Liberty Broadband’s Annual Report on Form 10-K, as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

APPENDIX A — TSAP NOTICE
Notice to Holders of Incentive Awards of Liberty Interactive Corporation
Dated: March 20, 2018
On March 9, 2018, Liberty Interactive Corporation (the “Corporation”) effected the split-off (the “Split-Off”) of its subsidiary GCI Liberty, Inc. (“GCI Liberty”) by redeeming (a) each outstanding share of its Series A Liberty Ventures common stock, for one share of GCI Liberty’s Class A common stock, and (b) each outstanding share of its Series B Liberty Ventures common stock, for one share of GCI Liberty’s Class B common stock.
As a result of the Split-Off, all outstanding stock incentive awards relating to Liberty Ventures common stock held by you under the Corporation’s 2000 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended; the Corporation’s 2007 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended; the Corporation’s 2010 Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended; the Corporation’s 2012 Incentive Plan (As Amended and Restated as of March 31, 2015); the Corporation’s 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective November 7, 2011), as amended; and the Corporation’s 2011 Nonemployee Director Incentive Plan (As Amended and Restated as of December 17, 2015), and the Liberty Interactive Corporation 2016 Omnibus Incentive Plan pursuant to which you hold an outstanding stock incentive award relating to Liberty Ventures common stock were adjusted, as described below.
Stock Options.   As a result of the Split-Off, each holder of an option to acquire shares of Liberty Ventures common stock (whether unvested, partially vested or fully vested) (each, a “LVNT Option”), received, in exchange for such LVNT Option, an option to purchase an equivalent number of shares of the corresponding class of GCI Liberty common stock (a “GCI Liberty Option”). The GCI Liberty Options are subject to the terms and conditions of the GCI Liberty, Inc. Transitional Stock Adjustment Plan (the “Transitional Plan”), and all other terms of the GCI Liberty Options (including, but not limited to, the vesting and exercise price thereof) are, in all material respects, the same as those of the corresponding LVNT Options.
Restricted Stock Units.   As a result of the Split-Off, each holder of a restricted stock unit with respect to shares of Liberty Ventures common stock (each, a “LVNT RSU”), received, in exchange for such LVNT RSU, a restricted stock unit with respect to an equivalent number of shares of the corresponding class of GCI Liberty common stock (a “GCI Liberty RSU”). The GCI Liberty RSUs are subject to the terms and conditions of the Transitional Plan, and all other terms of such GCI Liberty RSUs (including, but not limited to, the vesting terms thereof) are, in all material respects, the same as those of the corresponding LVNT RSUs.
Restricted Stock Awards.   As a result of the Split-Off, each holder of a restricted stock award with respect to shares of Liberty Ventures common stock (each, a “LVNT RSA”), received, in exchange for such LVNT RSA, a restricted stock award with respect to an equivalent number of shares of the corresponding class of GCI Liberty common stock (a “GCI Liberty RSA”). The GCI Liberty RSAs are subject to the terms and conditions of the Transitional Plan, and all other terms of such GCI Liberty RSAs (including, but not limited to, the vesting terms thereof) are, in all material respects, the same as those of the corresponding LVNT RSAs.
Continued Service.   In connection with the adjustments to outstanding stock incentive awards as described above, following the Split-Off, service at the request of or with the consent of the Corporation or GCI Liberty, as an employee or non-employee director of, or consultant to, (i) the Corporation, (ii) GCI Liberty, (iii) any former direct or indirect subsidiary of the Corporation, any successor of any such former subsidiary, and the parent company (directly or indirectly) of any such former subsidiary or successor, including without limitation Liberty Media Corporation, Ascent Capital Group, Inc., Liberty Global plc, Liberty TripAdvisor Holdings, Inc., Liberty Broadband Corporation, CommerceHub, Inc., Starz and Liberty Expedia Holdings, Inc., or (iv) any of their respective subsidiaries, shall, in each case, be treated as service to the Corporation and GCI Liberty and their respective subsidiaries for all purposes under such stock incentive awards.

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Section 409A.   The adjustments with respect to the LVNT Options and LVNT RSUs described above were intended to be done in a manner consistent with maintaining the applicable exemption from or, in the case of certain LVNT RSUs, compliance with, Section 409A of the Internal Revenue Code of 1986, as amended, and are interpreted and implemented accordingly.
General.   For more information about the effect of the Split-Off on your stock incentive awards, please contact Kelly King, Assistant Vice President of Liberty Interactive Corporation, tel. no. (720) 875-5605, email address: kking@libertymedia.com.
This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended. Information contained on any website referenced herein is not incorporated by reference herein.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table is a statement of estimated expenses to be incurred by the Registrant in connection with the issuance and distribution of the shares of Series C Common Stock being registered under this registration statement.
Amount to be paid
SEC registration fee	$47.62
Legal fees and expenses	18,000
Accounting fees and expenses	40,000
Printing and engraving fees	n/a
Trustee’s fees and expenses	n/a
Miscellaneous	n/a
Total Expenses	$58,047.62
Item 15.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors or certain officers to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of Title 8 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.
Article V, Section E of the Restated Certificate of Incorporation (the “Charter”) of the Registrant provides as follows:
1.   Limitation On Liability.   To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Registrant will not be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Registrant existing at the time of such repeal or modification.
2.   Indemnification.
(a)   Right to Indemnification.   The Registrant will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of Article V, Section E of the Charter. The Registrant will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of the Registrant.
(b)   Prepayment of Expenses.   The Registrant will pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.
(c)   Claims.   If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Registrant, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Registrant will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
(d)   Non-Exclusivity of Rights.   The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter, the bylaws of the Registrant, agreement, vote of stockholders or resolution of disinterested directors or otherwise.
(e)   Other Indemnification.   The Registrant’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.
3.   Amendment or Repeal.   Any amendment, modification or repeal of the foregoing provisions of Article V, Section E of the Charter will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
The Registrant’s Amended and Restated Bylaws provide indemnification that is similar to the indemnification in the Charter.
The Registrant has also entered into indemnification agreements with its directors and officers. The indemnification agreements are intended to provide indemnification to the fullest extent permitted by law.

Item 16.   Exhibits.
The following exhibits are included herein or incorporated herein by reference:
Exhibit No.	Description
3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on November 10, 2014 (File No. 001-36713)).
3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 13, 2015 (File No. 001-3671)).
3.3	Certificate of Designations of Series A Cumulative Redeemable Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 22, 2020 (File No. 001-36713)).
4.1	Specimen Certificate for shares of Series C Common Stock of the Registrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 filed on July 25, 2014 (File No. 333-197619)).
5.1	Opinion of O’Melveny & Myers LLP.*
23.1	Consent of KPMG LLP with respect to Liberty Broadband Corporation.*
23.2	Consent of KPMG LLP with respect to Charter Communications, Inc.*
23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page).
99.1	GCI Liberty, Inc. Transitional Stock Adjustment Plan (incorporated by reference to Exhibit 99.1 to GCI Liberty, Inc.’s Registration Statement on Form S-8 filed on March 15, 2018 (File No. 333-223667)).
107	Calculation of Filing Fee Table.*

*
Filed herewith.

Item 17.   Undertakings.
(a)   The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange

Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.
(5)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities, (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on February 16, 2024.
LIBERTY BROADBAND CORPORATION
By:
/s/ Katherine C. Jewell

Name:
Katherine C. Jewell

Title:
Vice President and Secretary

POWER OF ATTORNEY
Each person whose signature appears below appoints each of Brian J. Wendling and Katherine C. Jewell as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Name	Title	Date
/s/ John C. Malone John C. Malone	Chairman of the Board and Director	February 16, 2024
/s/ Gregory B. Maffei Gregory B. Maffei	Director, Chief Executive Officer and President (Principal Executive Officer)	February 16, 2024
/s/ Brian J. Wendling Brian J. Wendling	Chief Accounting Officer and Principal Financial Officer (Principal Financial and Principal Accounting Officer)	February 16, 2024
/s/ Gregg L. Engles Gregg L. Engles	Director	February 16, 2024
/s/ Julie D. Frist Julie D. Frist	Director	February 16, 2024
/s/ Richard R. Green Richard R. Green	Director	February 16, 2024

Name	Title	Date
/s/ Sue Ann Hamilton Sue Ann Hamilton	Director	February 16, 2024
/s/ J. David Wargo J. David Wargo	Director	February 16, 2024
/s/ John E. Welsh III John E. Welsh III	Director	February 16, 2024